 Exhibit 99.3

HAMILTON STATE BANCSHARES, INC.
AND SUBSIDIARIES

Consolidated Financial Statements (Unaudited)

As of and for the three months ended March 31, 2018 and 2017

1

HAMILTON STATE BANCSHARES, INC.
AND SUBSIDIARIES

Hamilton State Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2018 and December 31, 2017 (In thousands except share data) (Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Cash and due from banks	$13,039	$13,712
Interest-bearing deposits in other banks	124,077	108,756
Federal funds sold	3,776	313
Cash and cash equivalents	140,892	122,781
Time deposits in other banks	11,563	11,565
Securities available-for-sale at fair value	170,205	179,036
Securities held to maturity, (fair value of $102,203 and $107,774 at March 31, 2018 and December 31, 2017, respectively)	102,918	106,814
Loans receivable - Acquired:
Loans receivable, net covered	43,560	45,978
Loans receivable, net noncovered	121,511	130,258
Less allowance for loan losses, Acquired Loans	(1,951)	(2,073)
Loans receivable, Originated	1,132,039	1,119,944
Less allowance for loan losses, Originated Loans	(9,268)	(9,410)
Net Loans	1,285,891	1,284,697
FDIC indemnification assets, net	2,386	3,680
Other real estate owned-covered	164	434
Other real estate owned-noncovered	1,071	1,223
Premises and equipment, net	27,941	28,418
Goodwill	17,477	17,477
Core deposit intangibles, net	1,488	1,769
Deferred tax assets, net	12,162	11,606
Federal Home Loan Bank stock, at cost	2,186	2,245
Bank owned life insurance	4,440	4,426
Accrued interest receivable	5,144	5,473
Other assets	3,250	4,994
Total assets	$1,789,178	$1,786,638

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand deposits	$368,760	$357,399
Interest-bearing demand deposits	274,830	271,188
Savings and money market	405,071	415,511
Time deposits under $250,000	452,695	447,774
Time deposits over $250,000	58,724	57,803
Total deposits	1,560,080	1,549,675
Borrowings:
Federal Home Loan Bank advances	12,750	12,819
Trust Preferred Securities	3,093	3,093
Clawback liabilities	8,318	8,199
Accrued interest payable and other liabilities	4,587	6,482
Total liabilities	1,588,828	1,580,268
Stockholders' equity:
Common stock; 80,000,000 shares authorized, $0.01 par value, 35,063,586 and 35,032,548 shares issued, 34,693,929 and 34,664,904 shares outstanding as of March 31, 2018 and December 31, 2017, respectively	351	350
Common stock; non-voting; 20,000,000 shares authorized, $0.01 par value, 5,723,226 shares issued and outstanding as of March 31, 2018 and December 31, 2017	57	57
Additional paid-in capital	207,495	211,893
Retained earnings	-	-
Accumulated other comprehensive loss	(4,826)	(3,220)
Treasury stock, at cost, 369,657 and 367,644 shares outstanding as of March 31, 2018 and December 31, 2017, respectively	(2,727)	(2,710)
Total stockholders' equity	200,350	206,370
Total liabilities and stockholders' equity	$1,789,178	$1,786,638

See notes to consolidated financial statements.

1

Hamilton State Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

Three Months Ended March 31, 2018 and 2017 (In thousands except shares and per share data) (Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Interest income:
Interest and fees on loans	$17,657	$18,995
Interest on investment securities	1,528	1,728
Interest on deposits in other banks	426	335
Interest on federal funds sold and securities purchased under agreements to resell	11	5
Total interest income	19,622	21,063
Interest expense:
Deposits	1,513	1,350
Borrowings	102	158
Total interest expense	1,615	1,508
Net interest income	18,007	19,555
Provision for loan losses	(87)	51
Net interest income after provision for loan losses	18,094	19,504
Other income:
Service charges on deposit accounts	952	1,098
Other commissions and fee income	729	696
Mortgage origination income	164	155
Gains (losses) on sale of securities available for sale	(3)	(3)
Other	39	232
Total other income	1,881	2,178
Other expenses:
Salaries and employee benefits	6,914	6,887
Occupancy and equipment	1,759	1,907
Professional fees	445	729
Other real estate owned expenses	139	16
Data processing expenses	969	1,130
Amortization of intangibles	282	373
Amortization of indemnification assets	379	1,433
Clawback liability adjustments, net	120	419
Losses (gains) on other real estate	228	76
Other	2,970	1,577
Total other expenses	14,205	14,547
Income before income taxes	5,770	7,135
Income tax provision	1,370	2,478
Net income	$4,400	$4,657
Net income per common share available to common stockholders:
Basic	$0.11	$0.12
Diluted	0.10	0.11
Weighted average shares outstanding – basic	40,411,493	40,252,432
Weighted average shares outstanding – diluted	42,477,794	41,755,078

See notes to consolidated financial statements.

2

Hamilton State Bancshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

Three Months Ended March 31, 2018 and 2017 (In thousands except share data) (Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Net income	$4,400	$4,657
Components of other comprehensive income:
Reclassification adjustment for net (gains) losses on sale of securities available for sale included in net income, net of tax of $(1) and $(1), respectively	2	2
Change in net unrealized gains (losses) on securities available for sale during the period, net of tax of $(608) and $191, respectively	(1,753)	300
Amortization of unrealized net loss on securities transferred to held-to-maturity, net of tax of $50 and $91, respectively	145	144
Total other comprehensive income (loss)	(1,606)	446
Total comprehensive income	$2,794	$5,103

See notes to consolidated financial statements.

3

Hamilton State Bancshares, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity

For the Three Months Ended March 31, 2018 and 2017 (In thousands except share data) (Unaudited)

					Accumulated
			Additional		Other
	Common Stock		Paid-In	Retained	Comprehensive	Treasury Stock		Total
	Shares	Amount	Capital	Earnings	Loss	Shares	Amount	Equity

Balance, January 1, 2017	40,579,922	$406	$228,569	$17,053	$(3,302)	361,745	$(2,667)	$240,059
Net income	-	-	-	4,657	-	-	-	4,657
Other comprehensive loss	-	-	-	-	446	-	-	446
Stock-based compensation expense	55,116	-	216	-	-	-	-	216
Surrender of restricted stock units	(3,738)	-	(31)	-	-	-	-	(31)
Contractual dividend forfeited	-	-	1	-	-	-	-	1
Dividend declared	-	-	(28,290)	(21,710)	-	-	-	(50,000)
Balance, March 31, 2017	40,631,300	$406	$200,465	$-	$(2,856)	361,745	$(2,667)	$195,348

Balance, January 1, 2018	40,755,774	$407	$211,893	$-	$(3,220)	367,644	$(2,710)	$206,370
Net income	-	-	-	4,400	-	-	-	4,400
Other comprehensive income	-	-		-	(1,606)	-	-	(1,606)
Stock-based compensation expense	45,073	1	326	-	-	-	-	327
Surrender of restricted stock units	(14,035)	-	(125)	-	-	-	-	(125)
Contractual dividend forfeited	-	-	1	-	-	-	-	1
Dividend declared	-	-	(4,600)	(4,400)	-	-	-	(9,000)
Purchase of treasury stock	-	-	-	-	-	2,013	(17)	(17)
Balance, March 31, 2018	40,786,812	$408	$207,495	$-	$(4,826)	369,657	$(2,727)	$200,350

See notes to consolidated financial statements.

4

Hamilton State Bancshares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Three Months Ended March 31, 2018 and 2017 (In thousands) (Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Operating activities:
Net income	$4,400	$4,657
Adjustments to reconcile net income to net cash provided by operating activities
Accretion, depreciation, and amortization, net	1,715	3,508
Provision for loan losses	(87)	51
Loss on sales and write-downs of other real estate owned	228	76
Loss on sale of fixed assets	-	1
Loss on sale of securities available for sale	3	3
Stock compensation expense	327	216
Surrender of restricted stock units	(125)	(31)
Change in:
FDIC indemnification assets	554	1,984
Bank owned life insurance	(13)	(14)
Accrued interest receivable and other assets	2,073	1,929
Accrued interest payable and other liabilities	(1,895)	(485)
Net cash provided by operating activities	7,180	11,895
Investing activities:
Purchase of securities available for sale	(12,889)	-
Maturities of securities available for sale	11,755	2,525
Sale or call of securities available for sale	1,275	660
Principal repayments from mortgage-backed and other securities	5,988	6,906
Principal repayments from securities held to maturity	3,995	4,672
Net change in time deposits in other banks	2	6
Net change in Federal Home Loan Bank stock	59	1,725
Net decrease (increase) in loans	(2,064)	38,269
Proceeds from sale of and payments received on other real estate	1,150	1,188
Disposals (purchases) of premises and equipment	(62)	(89)
Proceeds from the FDIC for indemnification assets	361	2,655
Net cash provided by investing activities	9,570	58,517
Financing activities:
Net increase in deposits	10,414	16,298
Repayment of Federal Home Loan Bank advances	(36)	(42,036)
Net decrease in securities sold under agreements to repurchase	-	(3,776)
Common stock dividend paid	(9,000)	-
Purchase of treasury stock	(17)	-
Net cash provided by (used in) financing activities	1,361	(29,514)
	18,111	40,898
Cash and cash equivalents at beginning of year	122,781	118,857
Cash and cash equivalents at end of year	$140,892	$159,755

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	1,624	1,592
Taxes	-	2
Noncash transactions:
Loans transferred to other real estate	501	1,205

See notes to consolidated financial statements.

5

Hamilton State Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(In thousands, except per share data)

(1)	Summary of Significant Accounting Policies

(a)	Nature of Operations

Hamilton State Bancshares, Inc. (the Parent Company) is a bank holding company whose principal activity is the ownership and management of its wholly owned subsidiary, Hamilton State Bank (the Bank). Additionally, certain assets of the Bank, primarily branch locations and other real estate owned, are owned by wholly owned subsidiaries of the Bank. In addition to the Bank, Auto Finance South LLC (Auto Finance) is a subsidiary of the Parent Company. Auto Finance began operations in the second quarter of 2016 and is primarily involved in purchasing automobile loans at a discount. Both the Bank and Auto Finance are included in the consolidated financial statements. Collectively, Hamilton State Bancshares, Inc. and its subsidiaries are hereafter referred to as the “Company.” The Bank is a community-oriented commercial bank with emphasis on both retail and commercial banking. The Bank offers such customary banking services as consumer and commercial checking accounts, savings accounts, mortgages, certificates of deposit, commercial and consumer loans, money transfers and a variety of other banking services. As of March 31, 2018, the Bank had 28 banking offices located in the Georgia cities of Acworth, Braselton, Canton, Cartersville, Cumming, Dallas, Douglasville, Ellenwood, Gainesville, Hoschton, Jackson, Jefferson, Lithia Springs, Locust Grove, Marietta, McDonough, Monticello, Oakwood, Smyrna, Stockbridge, and Woodstock. The Bank conducts its banking activities primarily in Barrow, Bartow, Butts, Cherokee, Cobb, Douglas, Forsyth, Gwinnett, Hall, Henry, Jackson, Jasper, Paulding and surrounding counties.

The Company is a bank holding company registered with the Board of Governors of the Federal Reserve System (the Federal Reserve) and the Georgia Department of Banking and Finance (the Georgia Department). The Bank is a state bank incorporated under the laws of Georgia and is subject to federal and state laws and regulations. The Company is under the supervision and examination of its primary regulators: the Georgia Department, the Federal Reserve, and the Federal Deposit Insurance Corporation (FDIC).

(b)	Basis of Presentation and Accounting Estimates

The accompany unaudited consolidated financial statements for the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information. Accordingly, the financial statements do not include all of the information and footnotes required by GAAP for complete financial statement presentation. The interim consolidated financial statements included herein are unaudited but reflect all adjustments (consisting of normal recurring accruals) which, in the opinion of management are necessary for a fair presentation of the consolidated financial position and results of operations for the interim periods presented. The results of operations for the period ended March 31, 2018 are not necessarily indicative of the results to be expected for the full year.

The consolidated financial statements include the accounts of the Company and the Bank. Significant intercompany transactions and balances have been eliminated in consolidation. All amounts presented in the consolidated financial statements are in thousands except for per share data unless otherwise noted.

In preparing the consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

6

(c)	Acquisition Accounting

The Company acquired all of the outstanding common stock of Highland Commercial Bank on August 31, 2015 and Cherokee Banking Company, Inc. on February 17, 2014 (both non-covered acquisitions) and the significant assets and liabilities of Bartow County Bank (Bartow) on April 15, 2011, McIntosh State Bank (McIntosh) on June 17, 2011, First State Bank (FSB) on January 20, 2012 and Douglas County Bank (DCB) on April 26, 2013 (collectively, the Covered Acquisitions). The Covered Acquisitions were all FDIC assisted transactions. The expiration dates for the covered transactions for non-single family (NSF) and single family residence (SFR) are as follows:

	NSF	SFR

Bartow	Expired	June 30, 2021

McIntosh	Expired	June 30, 2021

FSB	Expired	March 31, 2022

DCB	June 30, 2018	N/A

The Company accounts for business combinations under the acquisition method of accounting. Assets acquired and liabilities assumed are measured and recorded at fair value at the date of acquisition, including identifiable intangible assets. If the fair value of net assets acquired exceeds the fair value of the consideration paid, a bargain purchase gain is recognized at the date of acquisition. Conversely, if the consideration paid exceeds the fair value of the net assets acquired, goodwill is recognized at the acquisition date. Fair values are subject to refinement for up to a maximum of one year after the closing date of an acquisition as information relative to closing date fair values, which could have reasonably been known as of the closing date, becomes available.

The determination of the fair value of loans acquired takes into account credit quality deterioration and probability of loss; therefore, the related allowance for loan losses previously recorded by the acquired institution is not carried forward. The Company has further segregated acquired loans into two separate categories: (1) loans receivable-covered and (2) loans receivable-noncovered. Loans receivable-covered refers to loans covered under a FDIC loss-share agreement and loans receivable-noncovered refers to those acquired loans not covered under a FDIC loss-share agreement. At June 30, 2016, the NSF loss share agreement expired for the Bartow and McIntosh acquisitions and at March 31, 2017, the NSF loss share agreement expired for FSB. Due to this, the remaining loans that were covered under those loss share agreements were transferred from covered to noncovered loans. In the Day 1 Accounting, an adjustment of the unpaid principal balance to reflect an appropriate market rate of interest, given the risk profile and grade is assigned to each loan. This adjustment is accreted into earnings as a yield adjustment, using the effective yield method, over the remaining life of each loan.

Liabilities are also recognized separately to record at fair market value certain time deposits that had contractual interest rates that were different from the prevailing market interest rates at the time of acquisition. The time deposit intangibles are reflected in “Deposits – Time deposits under $250,000” and “Deposits – Time deposits over $250,000” in the accompanying consolidated balance sheets and are accreted to interest expense over the remaining applicable terms of the time deposits to which they apply.

7

Identifiable intangible assets are recognized separately if they arise from contractual or other legal rights or if they are separable (i.e., capable of being sold, transferred, licensed, rented, or exchanged separately from the entity). The related depositor relationship intangible asset, known as the core deposit intangible asset, may be exchanged in observable exchange transactions. As a result, the core deposit intangible asset is considered identifiable, because the separability criterion has been met.

An FDIC indemnification asset is recognized when the FDIC contractually indemnifies, in whole or in part, the Company for a portion of credit losses of acquired covered loan portfolios and losses on covered other real estate owned up to certain specified thresholds. The recognition and measurement of an indemnification asset is based on the related indemnified items. The Company recognizes an indemnification asset at the same time that the indemnified item is recognized and measures it on the same basis as the indemnified items, subject to collectability or contractual limitations on the indemnified amounts.

Under FDIC loss-sharing agreements, the Company may be required to return a portion of cash received from the FDIC in the event that losses do not reach a specified threshold, based on the initial discount less cumulative servicing costs for the covered assets acquired. Such liabilities are referred to as clawback liabilities and are considered to be contingent consideration, as they require the return of a portion of the initial consideration in the event that certain contingencies are met.

(d)	Cash and Cash Equivalents

For purposes of reporting consolidated cash and cash equivalents, the balance includes cash on hand, cash items in process of collection, amounts due from banks, interest-bearing deposits in other banks, and federal funds sold.

The Bank is required at times to maintain average balances in cash with the Federal Reserve Bank. The reserve balances required to be held at the Federal Reserve Bank were $2.6 million and $2.7 million as of March 31, 2018 and December 31, 2017, respectively.

(e)	Reclassifications

Certain items in the 2017 consolidated financial statements have been reclassified to conform to the presentation adopted in 2018. There was no impact to net income available to common stockholders or equity.

(f)	Recently Adopted Accounting Standards

ASU 2014-09 Revenue from Contracts with Customers. In May 2014, the FASB issued guidance to change the recognition of revenue from contracts with customers. The core principle of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. On January 1, 2018, the Company adopted ASU 2014-09 and all subsequent amendments to the ASU (collectively ASC 606). The adoption of ASU 606 did not change the timing or amount of revenue recognized for in-scope revenue streams. Accordingly, no cumulative effect adjustment was recorded under the modified retrospective transition method.

8

ASU 2016-01 – Financial Instruments - Recognition and Measurement of Financial Assets and Financial Liabilities.  ASU 2016-01 (1) requires equity investments that do not result in consolidation and are not accounted for under the equity method to be measured at fair value with changes recognized through net income; (2) simplifies the impairment assessment of equity investments without readily determinable fair values by allowing a qualitative assessment similar to those performed on long-lived assets, goodwill or intangibles to be utilized at each reporting period; (3) eliminates the use of the entry price method requiring all preparers to utilize the exit price notion consistent with Topic 820, Fair Value Measurement in disclosing the fair value of financial instruments measured at amortized cost; (4) requires separate disclosure within other comprehensive income of changes in the fair value of liabilities due to instrument-specific credit risk when the fair value option has been elected; and (5) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or in the accompanying notes to the financial statements. ASU 2016-01 is effective for annual reporting periods beginning after December 15, 2017, and interim periods. During the first quarter of 2018, the Company adopted ASU 2016-01. Other than changing from the entry price method to an exit price notion in disclosing fair value of financial instruments at amortized cost, the adoption did not have a material impact on the Company's consolidated financial statements.

(g)	Recently Issued Accounting Standards Update

ASU 2016-02 Leases. In February 2016, the FASB amended the Leases topic of the Accounting Standards Codification to revise certain aspects of recognition, measurement, presentation, and disclosure of leasing transactions. The amendments will be effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. We do not expect a material change to the timing of expense recognition but will continue to evaluate the impact.

ASU 2016-13 Financial Instruments – Credit Losses. In June 2016, the FASB issued guidance to change the accounting for credit losses and modify the impairment model for certain debt securities. The amendments will be effective for the Company for reporting periods beginning after December 15, 2020. Early adoption is permitted for all organizations for periods beginning after December 15, 2018. The Company is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations, and cash flows.

ASU 2016-15 Statement of Cash Flows. In August 2016, the FASB amended the Statement of Cash Flows topic of the Accounting Standards Codification to clarify how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments will be effective for the Company for fiscal years beginning after December 15, 2017. Early adoption is permitted. The Company does not expect these amendments to have a material effect on its financial statements.

ASU 2017-04 Simplifying the Test for Goodwill Impairment. In January 2017, the FASB amended the Goodwill and Other Topic of the Accounting Standards Codification to simplify the accounting for goodwill impairment for public business entities and other entities that have goodwill reported in their financial statements and have not elected the private company alternative for the subsequent measurement of goodwill. The amendment removes Step 2 of the goodwill impairment test. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The effective date and transition requirements will be effective for the Company for reporting periods beginning after December 15, 2020. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not expect these amendments to have a material effect on its financial statements.

9

ASU 2017-12 Derivatives and Hedging. In August 2017, the FASB amended the requirements of the Derivatives and Hedging Topic of the Accounting Standards Codification to improve the financial reporting of hedging relationships to better portray the economic results of an entity’s risk management activities in its financial statements. The amendments will be effective for the Company for annual periods beginning after December 15, 2018. Early adoption is permitted. The Company does not expect these amendments to have a material effect on its financial statements.

(2)	Securities Available for Sale and Held to Maturity

The amortized cost and fair value of securities available for sale and held to maturity with gross unrealized gains and losses are summarized as follows:

		Gross	Gross
	Amortized	unrealized	unrealized	Fair
	cost	gains	losses	value
Securities available for sale at March 31, 2018:
Debt securities:
U.S. government and federal agencies	$60	—	—	60
Mortgage-backed – government-sponsored enterprises (GSE) residential	132,629	108	(3,812)	128,925
State and municipal securities	36,351	126	(396)	36,081
Corporate securities	5,139	—	—	5,139
Total securities available for sale	174,179	234	(4,208)	170,205

Securities held to maturity at March 31, 2018:
Debt securities:
U.S. government and federal agencies	2,902	17	—	2,919
Mortgage-backed – government-sponsored enterprises (GSE) residential	73,644	23	(856)	72,811
State and municipal securities	26,372	264	(163)	26,473
Total securities held to maturity	102,918	304	(1,019)	102,203
Total debt securities	$277,097	538	(5,227)	272,408

10

		Gross	Gross
	Amortized	unrealized	unrealized	Fair
	cost	gains	losses	value
Securities available for sale at December 31, 2017:
Debt securities:
U.S. government and federal agencies	$5,075	—	(3)	5,072
Mortgage-backed – government-sponsored enterprises (GSE) residential	125,927	176	(1,798)	124,305
State and municipal securities	40,500	256	(245)	40,511
Corporate securities	9,150	—	(2)	9,148
Total securities available for sale	180,652	432	(2,048)	179,036

Securities held to maturity at December 31, 2017:
Debt securities:
U.S. government and federal agencies	3,070	92	—	3,162
Mortgage-backed – government-sponsored enterprises (GSE) residential	77,375	622	(128)	77,869
State and municipal securities	26,369	379	(5)	26,743
Total securities held to maturity	106,814	1,093	(133)	107,774
Total debt securities	$287,466	1,525	(2,181)	286,810

During the first quarter of 2014, approximately $172.6 million of securities available for sale were reclassified as securities held to maturity. These securities were transferred at fair value at the time of the transfer, which became the new cost basis for the securities held to maturity. The unrealized net holding loss on the available for sale securities on the date of transfer totaled approximately $7.08 million, and continued to be reported as a component of accumulated other comprehensive loss. This net unrealized loss is being amortized to interest income over the remaining life of the securities as a yield adjustment. For the three months ended March 31, 2018 and 2017, $195 thousand and $235 thousand, respectively, were amortized to interest income. There were no gains or losses recognized as a result of this transfer.

11

The amortized cost and fair value of debt securities at March 31, 2018 and December 31, 2017 by contractual maturity are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

March 31, 2018:	Amortized
	cost	Fair value
Securites available for sale:
Due in less than 1 year	$4,015	3,999
Due in 1 to 5 years	20,912	20,695
Due in 5 to 10 years	16,525	16,484
Due after 10 years	98	102
Mortgage-backed – GSE residential	132,629	128,925
Total securities available for sale	174,179	170,205

Securites held to maturity:
Due in 1 to 5 years	19,972	19,862
Due in 5 to 10 years	4,784	4,896
Due after 10 years	4,518	4,634
Mortgage-backed – GSE residential	73,644	72,811
Total securities held to maturity	102,918	102,203
Total debt securities	$277,097	272,408

December 31, 2017:	Amortized
	cost	Fair value
Securites available for sale:
Due in less than 1 year	$12,968	12,958
Due in 1 to 5 years	24,038	23,929
Due in 5 to 10 years	17,091	17,155
Due after 10 years	628	689
Mortgage-backed – GSE residential	125,927	124,305
Total securities available for sale	180,652	179,036

Securites held to maturity:
Due in 1 to 5 years	19,963	20,041
Due in 5 to 10 years	4,788	4,978
Due after 10 years	4,688	4,886
Mortgage-backed – GSE residential	77,375	77,869
Total securities held to maturity	106,814	107,774
Total debt securities	$287,466	286,810

Securities with carrying values of $131.4 million and $148.0 million at March 31, 2018 and December 31, 2017, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

Securities with a carrying value of $13.0 million and $3.2 million were sold, called, matured or paid-off at a loss of $3 thousand and a loss of $3 thousand for the three months ended March 31, 2018, and 2017, respectively, and were recorded in noninterest income in the consolidated statements of income.

12

Temporarily Impaired Securities

The following table shows the gross unrealized losses and fair value of the entity’s investments with unrealized losses that are not deemed to be other than temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2018 and December 31, 2017.

	March 31, 2018
	Less than 12 months		Over 12 months
	Gross		Gross		Total
	unrealized	Fair	unrealized	Fair	unrealized
	losses	value	losses	value	losses
Securities available for sale
Mortgage-backed-GSE residential	$1,188	55,943	2,624	59,640	3,812
State and municipal securities	302	24,830	94	3,581	396
Total available for sale	1,490	80,773	2,718	63,221	4,208

Securites held to maturity
Mortgage-backed-GSE residential	125	7,419	731	65,392	856
State and municipal securities	163	21,757	—	—	163
Total held to maturity	288	29,176	731	65,392	1,019
Total	$1,778	109,949	3,449	128,613	5,227

	December 31, 2017
	Less than 12 months		Over 12 months
	Gross		Gross		Total
	unrealized	Fair	unrealized	Fair	unrealized
	losses	value	losses	value	losses
Securities available for sale
U.S. government and federal agencies	$3	4,997	—	—	3
Mortgage-backed-GSE residential	242	31,767	1,556	63,130	1,798
State and municipal securities	171	21,331	74	4,397	245
Corporate securities	2	4,005	—	—	2
Total available for sale	418	62,100	1,630	67,527	2,048

Securites held to maturity
Mortgage-backed-GSE residential	13	2,769	115	11,933	128
State and municipal securities	5	3,133	—	—	5
Total held to maturity	18	5,902	115	11,933	133
Total	$436	68,002	1,745	79,460	2,181

At March 31, 2018, the Company owned 130 securities with an aggregate unrealized loss of $5.2 million. Mortgage-backed securities accounted for 90 of the securities and are all rated Aaa by Moody’s and AA+ by Standard & Poors. There were 40 municipal securities with unrealized losses, of which all continue to pay regularly and are rated from Aaa to A2 by Moody’s and /or from A to AAA by Standard & Poors with the exception of three securities. The Moody’s rating was withdrawn on one issue of an Arkansas school district due to Moody’s view of the Arkansas Intercept program. The Moody’s rating was also withdrawn on two issues of Georgia State Municipal Gas Authority due to Moody’s view of the reliance on short-term debt and the absence of a debt service reserve fund. The Georgia State Municipal Gas Authority maintains a Standard & Poors’s rating of AA-. Credit reviews have been performed on all municipal bonds and the Company believes there is no significant risk of credit default at this time. The Company continues to perform periodic credit reviews on all corporate bonds. As management did not intend to sell these securities and it is more likely than not that the Company will not be required to sell these securities before recovery of their amortized-cost basis, which may be maturity, the Company does not consider these securities to be other than temporarily impaired at March 31, 2018.

13

At December 31, 2017, the Company owned 89 securities with an aggregate unrealized loss of $2.2 million. In analyzing the issuers’ financial condition, management noted that 35 of these securities are issued or guaranteed by the federal government or its agencies. Mortgage-backed securities accounted for 23 of the securities and are all rated Aaa by Moody’s and AA+ by Standard & Poors. There were 30 municipal securities with unrealized losses, of which all continue to pay regularly and are rated from Aaa to A2 by Moody’s and /or from A to AAA by Standard & Poors with the exception of one issue of an Arkansas school district for which the Moody’s rating was withdrawn due to Moody’s view of the Arkansas Intercept program. Credit reviews have been performed on all municipal bonds and the Company believes there is no significant risk of credit default at this time. There is one corporate bond rated A3 by Moody’s and A- by Standard & Poors and has little risk of default in the Company’s opinion. The Company continues to perform periodic credit reviews on all corporate bonds. As management did not intend to sell these securities and it is more likely than not that the Company will not be required to sell these securities before recovery of their amortized-cost basis, which may be maturity, the Company does not consider these securities to be other than temporarily impaired at December 31, 2017.

(3)	Loans Receivable and Allowance for Loan Losses, Originated

For purposes of the disclosures required pursuant to ASC Topic 310, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. There are three loan portfolio segments that include commercial, financial, and agricultural; real estate; and consumer and other. A class is generally determined based on the initial measurement attribute, risk characteristics of the loan, and an entity’s method for monitoring and assessing credit risk. Commercial, financial, and agricultural is a separate loan segment and class while loan classes within the real estate segment include construction and development, residential, and commercial. Consumer and other is a separate loan segment and class.

The following describe the risk characteristics relevant to each of the portfolio segments.

Commercial, financial, and agricultural – includes loans to finance working capital operations, fixed asset purchases, or other needs for commercial customers. Also included in this category are loans to finance farming operations. Generally, the primary source of repayment is the cash flow from business operations and activities of the borrower.

Real Estate – includes loans disaggregated into three classes: Construction and development, Residential, and Commercial.

•	Construction and development – includes loans to acquire and improve real estate. Loans in this class include loans for residential development, commercial development, raw land, commercial construction, and residential construction. Generally, the primary source of repayment is the sale of the underlying real estate or refinance into a permanent mortgage.

•	Residential – primarily includes loans to finance 1-4 single-family residences. Loans in this class include first mortgages on primary residences, first mortgages on investment properties, junior liens on primary residences, and home equity lines of credit (both first and junior liens). Generally, the primary source of repayment is the borrower’s ordinary income.

14

•	Commercial – primarily includes loans to finance income-producing commercial, farmland, owner occupied commercial real estate, and multifamily properties. Loans in this class include loans for retail centers, hotels, medical and professional offices, single retail stores, industrial buildings, warehouses, and apartments leased generally to local businesses and residents. Generally, the primary source of repayment is dependent upon income generated from the real estate collateral.

Consumer and Other Loan Segments – include loans to individuals, secured by personal property or unsecured, or loans to government entities. Loans in this category include loan for autos, unsecured notes, overdraft lines of credit, and loans to local government entities. Generally, the primary source of repayment is the cash flow from ordinary income of the borrower, tax receipts and other governmental assessments.

Segments and classes of originated loans at March 31, 2018 and December 31, 2017 are summarized as follows:

	March 31,	December 31,
	2018	2017
Commercial, financial, and agricultural loans	$200,425	204,890
Real estate loans:
Construction and development	170,625	157,393
Residential	105,168	107,629
Commercial	562,364	552,774
Total real estate loans	838,157	817,796
Consumer and other loans	94,447	98,316
Loans receivable, originated	1,133,029	1,121,002
Deferred loan fees	(990)	(1,058)
Total loans receivable, originated	$1,132,039	1,119,944

(a)	Loan Concentrations

The Bank grants loans and extensions of credit to individuals and a variety of firms and corporations located primarily in the Georgia Counties of Barrow, Bartow, Butts, Cherokee, Cobb, Douglas, Forsyth, Gwinnett, Hall, Henry, Jackson, Jasper, Paulding counties and surrounding counties. A substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market in these areas.

15

(b)	Nonaccrual and Past Due

The following is a summary of current, accruing past due, and nonaccrual loans by portfolio segment and class as of March 31, 2018 and December 31, 2017 for all originated loans:

	March 31, 2018
		Accruing	Accruing
	Current	30 – 89 days	greater than
	loans	past due	90 days	Nonaccrual	Total loans
Commercial, financial, and agricultural loans	$200,373	—	—	52	200,425
Real estate loans:
Construction and development	170,589	—	—	36	170,625
Residential	104,496	129	—	543	105,168
Commercial	561,042	—	—	1,322	562,364
Total real estate loans	836,127	129	—	1,901	838,157
Consumer and other loans	94,435	12	—	—	94,447
Total loans receivable, originated	$1,130,935	141	—	1,953	1,133,029

	December 31, 2017
		Accruing	Accruing
	Current	30 – 89 days	greater than
	loans	past due	90 days	Nonaccrual	Total loans
Commercial, financial, and agricultural loans	$204,751	37	—	102	204,890
Real estate loans:
Construction and development	157,356	—	—	37	157,393
Residential	106,965	125	—	539	107,629
Commercial	551,201	428	—	1,145	552,774
Total real estate loans	815,522	553	—	1,721	817,796
Consumer and other loans	98,225	89	1	1	98,316
Total loans receivable, originated	$1,118,498	679	1	1,824	1,121,002

Interest income on nonaccrual loans outstanding at March 31, 2018 and 2017, that would have been recorded for the three months ended March 31, 2018 and 2017 if the loans had been current and performed in accordance with their original terms was $3 thousand and $23 thousand, respectively.

16

(c)	Asset Quality

Grading of Loans

Commercial, Financial, Agricultural and Real Estate Loan Segments

The Bank has established a Loan Grading System that consists of nine individual Credit Risk Grades (Risk Grades or RG). The model is based on the risk of default for an individual credit and establishes certain criteria to delineate the level of risk across the nine unique Risk Grades. Risk Grade definitions are as follows:

•	Pass Grades (RG 1 – RG 5) – represents groups of loans that are not subject to adverse criticism as defined in regulatory guidance. Loans in these groups exhibit characteristics that represent low to moderate risk measured by a variety of credit risk criteria such as cash flow coverage, debt service coverage, balance sheet leverage, liquidity, management experience, industry position, prevailing economic conditions, support from secondary sources of repayment including guarantors and other credit factors that may be relevant to a specific loan. In general, these loans are supported by properly margined collateral and guarantees of principal parties.

•	Special Mention (RG 6) – a loan that is currently performing satisfactorily, but has a potential weakness that if not corrected will lead to a more severe rating. Potential weakness may, if not corrected, weaken the asset or inadequately protect the Bank’s position at some future date. Additionally, this grade may include loans where adverse economic conditions that develop subsequent to loan origination substantially increase the level of risk, but do not jeopardize liquidation of the debt.

•	Substandard (RG 7) – Loans classified as Substandard must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt; they are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected. The secondary means of repayment do not provide a sufficient level of support to offset the identified weakness but are sufficient to prevent a loss at this time, however, certain of these loans have a specific allowance for loan losses and certain loans in RG 7 have been moved to nonaccrual status.

•	Doubtful (RG 8) – Loans classified Doubtful have all the weaknesses inherent in loans classified Substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values highly questionable and improbable. However, these loans are not yet rated as loss because certain events may occur which would provide recovery.

•	Loss (RG 9) – Loans classified Loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off the entire loan even though a partial recovery may occur in the future. Loans in this classification are typically charged off.

By definition, credit risk grades Special Mention (RG 6), Substandard (RG 7), Doubtful (RG 8), and Loss (RG 9) are criticized loans while Substandard (RG 7), Doubtful (RG 8), and Loss (RG 9) are classified loans. The criticized loan definitions are standardized by all bank regulatory agencies. The remaining credit risk grades are considered pass credits and are solely defined by the Bank.

To enhance this process, loans that are rated in one of the classified categories are reviewed no less than quarterly to establish an expectation of loss, if any, and if such examination indicates that the level of reserve is not adequate to cover the expectation of loss, a specific reserve is established, the balance is charged down to market value and / or impairment is generally applied.

17

Each loan officer assesses the appropriateness of the internal risk rating assigned to the credits on an ongoing basis, which is subsequently submitted to a regional credit officer for review. The Bank utilizes third-party loan reviewers who conduct independent credit quality reviews of a sample of the Bank’s originated loan portfolio and adherence to bank loan policy and the loan administration process.

Certain real estate loans made to consumers are not graded. The allowance calculation methodology used for these loans is the same as that used for consumer loans, as discussed in the Consumer and Other Loans segment below.

Consumer and Other Loans Segment

The Bank monitors the levels and severity of past-due consumer loans on a weekly basis through its collection activities. Of the $94.5 million of loans in this segment at March 31, 2018, municipal loans make up 94.6%, or $89.3 million of the pool. Historically, loans to state or local municipalities have been low-risk lending opportunities. The Company has had a good history with lending to municipalities with most loans getting an internal grade of 1 or 2 and none with a grade of higher than four. The allowance calculation methodology still takes these loans into account when determining the amount of the loan allowance.

The allowance calculation methodology delineates the consumer loan portfolio into homogeneous pools of loans that contain similar structure, repayment, collateral and risk profile, which include direct consumer loans, auto finance, credit cards, and overdrafts. The consumer loans are not individually graded; however, for these pools, the bank assigns a proxy risk grade to each loan based upon days past due. Loans that are rated in one of the criticized categories are routinely reviewed to establish an expectation of loss, if any, and if such examination indicates that the level of reserve is not adequate to cover the expectation of loss, a specific reserve or impairment is generally applied.

18

The following tables present the Company’s loan balances by class and segment as well as risk rating category as of March 31, 2018 and December 31, 2017 for all originated loans:

	March 31, 2018
	Graded loans, originated
		Special	Substandard
	Pass	mention	(1)	Doubtful/loss	Total
Commercial, financial, and agricultural loans	$186,555	3,843	9,985	—	200,383
Real estate loans:
Construction and development	159,176	771	36	—	159,983
Residential	16,717	833	543	—	18,093
Commercial	557,100	1,891	3,373	—	562,364
Total real estate loans	732,993	3,495	3,952	—	740,440
Consumer and other loans	89,310	—	1	—	89,311
Total	$1,008,858	7,338	13,938	—	1,030,134

(1)	Includes $2.0 million of nonaccrual substandard loans.

	March 31, 2018
	Ungraded loans, originated
			Past due
		Past due	greater than
	Current	30 – 89 days	90 days	Nonaccrual	Total
Commercial, financial, and agricultural loans	$42	—	—	—	42
Real estate loans:
Construction and development	10,642	—	—	—	10,642
Residential	86,946	129	—	—	87,075
Commercial	—	—	—	—	—
Total real estate loans	97,588	129	—	—	97,717
Consumer and other loans	5,124	12	—	—	5,136
Total	$102,754	141	—	—	102,895
Total loans receivable, originated					$1,133,029

19

	December 31, 2017
	Graded loans, originated
		Special	Substandard
	Pass	mention	(1)	Doubtful/loss	Total
Commercial, financial, and agricultural loans	$200,578	3,890	379	—	204,847
Real estate loans:
Construction and development	144,373	1,728	37	—	146,138
Residential	17,644	865	539	—	19,048
Commercial	547,630	1,921	3,223	—	552,774
Total real estate loans	709,647	4,514	3,799	—	717,960
Consumer and other loans	92,460	—	13	—	92,473
Total	$1,002,685	8,404	4,191	—	1,015,280

(1)	Includes $1.8 million of nonaccrual substandard loans.

	December 31, 2017
	Ungraded loans, originated
			Past due
		Past due	greater than
	Current	30 – 89 days	90 days	Nonaccrual	Total
Commercial, financial, and agricultural loans	$43	—	—	—	43
Real estate loans:
Construction and development	11,255	—	—	—	11,255
Residential	88,456	125	—	—	88,581
Commercial	—	—	—	—	—
Total real estate loans	99,711	125	—	—	99,836
Consumer and other loans	5,753	89	1	—	5,843
Total	$105,507	214	1	—	105,722
Total loans receivable, originated					$1,121,002

20

(d)	Impaired Loans, Originated

At March 31, 2018 and December 31, 2017, the recorded investment in originated loans that were considered to be impaired (including TDRs) was $13.4 million and $3.4 million, respectively. At March 31, 2018 and December 31, 2017, impaired loans of $11.9 million and $2.2 million, respectively, were on accrual status. Of the impaired loans on accrual status $0 and $277 thousand were considered TDRs at March 31, 2018 and December 31, 2017, respectively. The amount of interest income recognized on impaired loans for the three months ended March 31, 2018 and 2017 was $362 thousand and $44 thousand, respectively. Below is a detailed summary of impaired loans as of March 31, 2018 and December 31, 2017.

	March 31, 2018
				Average	Interest
				recorded	income
				investment	recognized
				for the	for the
		Unpaid		three months	three months
	Recorded	principal	Related	ended	ended
	investment	balance	allowance	March 31	March 31
With no related allowance recorded:
Commercial, financial, and agricultural loans	$9,660	9,660	—	10,463	321
Real estate loans:
Construction and development	—	—	—	—	—
Residential	247	278	—	279	5
Commercial	3,246	3,246	—	3,262	32
Total real estate loans	3,493	3,524	—	3,541	37
Consumer and other loans	—	—	—	—	—
Total with no related allowance	13,153	13,184	—	14,004	358
With an allowance recorded:
Commercial, financial, and agricultural loans	273	273	68	275	4
Real estate loans:
Construction and development	—	—	—	—	—
Residential	—	—	—	—	—
Commercial	—	—	—	—	—
Total real estate loans	—	—	—	—	—
Consumer and other loans	—	—	—	—	—
Total with an allowance recorded	273	273	68	275	4
Total impaired loans originated	$13,426	13,457	68	14,279	362

21

December 31, 2017
				Average	Interest
				recorded	income
				investment	recognized
				for the	for the
		Unpaid		year	year
	Recorded	principal	Related	ended	ended
	investment	balance	allowance	December 31	December 31
With no related allowance recorded:
Commercial, financial, and agricultural loans	$—	—	—	—	—
Real estate loans:
Construction and development	—	—	—	—	—
Residential	251	281	—	287	14
Commercial	2,852	2,852	—	2,855	139
Total real estate loans	3,103	3,133	—	3,142	153
Consumer and other loans	—	—	—	—	—
Total with no related allowance	3,103	3,133	—	3,142	153
With an allowance recorded:
Commercial, financial, and agricultural loans	277	277	69	288	19
Real estate loans:
Construction and development	—	—	—	—	—
Residential	—	—	—	—	—
Commercial	—	—	—	—	—
Total real estate loans	—	—	—	—	—
Consumer and other loans	—	—	—	—	—
Total with an allowance recorded	277	277	69	288	19
Total impaired loans originated	$3,380	3,410	69	3,430	172

22

(e)	Allowance for Loan Losses, Originated

The following tables detail the changes in the allowance for loan losses by loan type for the three months ended March 31, 2018 and 2017, respectively:

	Three months ended March 31, 2018
				Provision for
	January 1	Charge-offs	Recoveries	loan losses	March 31
Commercial, financial, and agricultural loans	$2,780	—	2	(133)	2,649
Real estate loans:
Construction and development	1,189	—	3	85	1,277
Residential	939	—	2	(32)	909
Commercial	4,113	—	—	75	4,188
Total real estate loans	6,241	—	5	128	6,374
Consumer and other loans	389	(154)	57	(47)	245
Total allowance for loan losses, originated	$9,410	(154)	64	(52)	9,268

	Three months ended March 31, 2017
				Provision for
	January 1	Charge-offs	Recoveries	loan losses	March 31
Commercial, financial, and agricultural loans	$2,497	(2)	18	(164)	2,349
Real estate loans:
Construction and development	1,079	—	3	174	1,256
Residential	994	—	—	(43)	951
Commercial	4,856	—	—	35	4,891
Total real estate loans	6,929	—	3	166	7,098
Consumer and other loans	248	(58)	25	164	379
Total allowance for loan losses, originated	$9,674	(60)	46	166	9,826

23

The following tables present an analysis of the allowance for loan losses and recorded investment in originated loans by portfolio segment and class as well as impairment methodology as of March 31, 2018 and December 31, 2017.

	March 31, 2018
	Individually evaluated		Collectively evaluated		Total
	Allowance	Recorded	Allowance	Recorded	Allowance	Recorded
	for loan	investment	for loan	investment in	for loan	investment in
	losses	in loans	losses	loans	losses	loans
Commercial, financial, and agricultural loans	$68	9,933	2,581	190,492	2,649	200,425
Real estate loans:
Construction and development	—	—	1,277	170,625	1,277	170,625
Residential	—	247	909	104,921	909	105,168
Commercial	—	3,246	4,188	559,118	4,188	562,364
Total real estate loans	—	3,493	6,374	834,664	6,374	838,157
Consumer and other loans	—	—	245	94,447	245	94,447
Total	$68	13,426	9,200	1,119,603	9,268	1,133,029

	December 31, 2017
	Individually evaluated		Collectively evaluated		Total
	Allowance	Recorded	Allowance	Recorded	Allowance	Recorded
	for loan	investment	for loan	investment in	for loan	investment in
	losses	in loans	losses	loans	losses	loans
Commercial, financial, and agricultural loans	$69	277	2,711	204,613	2,780	204,890
Real estate loans:
Construction and development	—	—	1,189	157,393	1,189	157,393
Residential	—	251	939	107,378	939	107,629
Commercial	—	2,852	4,113	549,922	4,113	552,774
Total real estate loans	—	3,103	6,241	814,693	6,241	817,796
Consumer and other loans	—	—	389	98,316	389	98,316
Total	$69	3,380	9,341	1,117,622	9,410	1,121,002

24

(4)	Loans Receivable, Acquired and FDIC Indemnification Assets

(a)	Acquired Loans

The following table presents changes in the accretable yield on all acquired loans accounted for under ASC 310-30 during the respective periods:

	Acquired impaired loans
	Three months ended
	March 31,
	2018	2017
Balance, beginning of year	$12,881	22,852
Net transfers from nonaccretable difference to accretable yield	640	687
Accretion	(2,057)	(3,946)
Balance, end of period	$11,464	19,593

No allowance for loan losses was brought forward on any of the acquired loans, as any credit deterioration evident in the loans was included in the determination of the fair value of the loans at the acquisition dates. Updates to expected cash flows for acquired loans accounted for under ASC 310-30 result in a provision for loan losses and the establishment of an allowance for loan losses to the extent the amount and timing of expected cash flows decrease compared to those originally estimated at acquisition. These estimates are calculated on an individual loan pool basis, and any allowances for loan losses are also recorded on a loan pool basis.

Accretable yield represents interest income that will be recorded in future periods. It is the excess of cash flows expected at acquisition over the initial investment in the loan and is recognized in interest income over the remaining life of the loan, or pool of loans.

25

At March 31, 2018 and December 31, 2017, acquired loans, covered and noncovered, consisted of the following:

	March 31,	December 31,
	2018	2017
Commercial, financial, and agricultural loans:
Covered	$475	484
Noncovered	5,719	7,217
Total commercial, financial and agricultural loans	6,194	7,701
Real estate loans:
Construction and development:
Covered	948	966
Noncovered	6,615	6,757
Residential:
Covered	18,155	19,918
Noncovered	22,738	25,198
Commercial:
Covered	23,933	24,558
Noncovered	85,783	90,431
Total real estate loans	158,172	167,828

Consumer and other loans:
Covered	—	—
Noncovered	555	535
Total consumer and other loans	555	535
Loans receivable-covered	43,511	45,926
Loans receivable-noncovered	121,410	130,138
Loans receivable, acquired	164,921	176,064
Deferred loan fees
Covered	49	52
Noncovered	102	120
Total consumer and other loans	151	172
Total loans receivable-covered	43,560	45,978
Total loans receivable-noncovered	121,512	130,258
Total loans receivable, acquired	$165,072	176,236

26

There were no acquired covered loans which were considered TDRs as of March 31, 2018 and December 31, 2017. No pooled loans accounted for under ASC 310-30 are considered TDRs under that accounting guidance.

At March 31, 2018 and December 31, 2017, approximately $3.8 million and $2.8 million, respectively, of acquired loans accounted for under ASC 310-20 were classified as impaired nonaccrual loans.

27

The following is a summary of current, accruing past due, and nonaccrual loans by portfolio segment and class as of March 31, 2018 for acquired loans.

	Acquired loans at March 31, 2018
		Accruing 30 –	Accruing
	Current	89 days past	greater than
	loans	due	90 days	Nonaccrual	Total loans
Commercial, financial, and agricultural loans
Covered	$475	—	—	—	475
Noncovered	5,415	304	—	—	5,719
Total commercial, financial and agricultural loans	5,890	304	—	—	6,194
Real estate loans:
Construction and development:
Covered	948	—	—	—	948
Noncovered	6,213	—	—	402	6,615
Residential:
Covered	17,744	14	—	397	18,155
Noncovered	22,604	—	—	134	22,738
Commercial:
Covered	23,933	—	—	—	23,933
Noncovered	82,923	33	—	2,827	85,783
Total real estate loans	154,365	47	—	3,760	158,172
Consumer and other loans:
Covered	—	—	—	—	—
Noncovered	555	—	—	—	555
Total consumer and other	555	—	—	—	555
Total loans receivable, acquired covered	43,100	14	—	397	43,511
Total loans receivable, acquired noncovered	117,710	337	—	3,363	121,410
Total loans receivable, acquired	$160,810	351	—	3,760	164,921

Acquired impaired loans that are contractually past due are still considered to be accruing and performing loans and disclosed as “current.”

28

The following is a summary of current, accruing past due, and nonaccrual loans by portfolio segment and class as of December 31, 2017 for acquired loans.

	Acquired loans at December 31, 2017
		Accruing 30 –	Accruing
	Current	89 days past	greater than
	loans	due	90 days	Nonaccrual	Total loans
Commercial, financial, and agricultural loans
Covered	$484	—	—	—	484
Noncovered	6,980	237	—	—	7,217
Total commercial, financial and agricultural loans	7,464	237	—	—	7,701
Real estate loans:
Construction and development:
Covered	966	—	—	—	966
Noncovered	6,336	—	—	421	6,757
Residential:
Covered	19,011	427	—	480	19,918
Noncovered	24,688	416	—	94	25,198
Commercial:
Covered	24,558	—	—	—	24,558
Noncovered	88,619	34	—	1,778	90,431
Total real estate loans	164,178	877	—	2,773	167,828
Consumer and other loans:
Covered	—	—	—	—	—
Noncovered	535	—	—	—	535
Total consumer and other	535	—	—	—	535
Total loans receivable, acquired covered	45,019	427	—	480	45,926
Total loans receivable, acquired noncovered	127,158	687	—	2,293	130,138
Total loans receivable, acquired	$172,177	1,114	—	2,773	176,064

Acquired impaired loans that are contractually past due are still considered to be accruing and performing loans and disclosed as “current.”

29

The following is a summary of current, accruing past due, and nonaccrual loans by portfolio segment and class as of March 31, 2018 for acquired loans.

	Acquired graded loans at March 31, 2018
		Special		Doubtful/
	Pass	Mention	Substandard	loss	Total
Commercial, financial, and agricultural loans
Covered	$475	—	—	—	475
Noncovered	5,483	—	236	—	5,719
Total commercial, financial and agricultural loans	5,958	—	236	—	6,194
Real estate loans:
Construction and development:
Covered	714	37	156	—	907
Noncovered	3,291	536	2,473	—	6,300
Residential:
Covered	2,942	290	1,855	—	5,087
Noncovered	5,953	442	1,679	—	8,074
Commercial:
Covered	23,443	55	435	—	23,933
Noncovered	77,334	1,608	6,841	—	85,783
Total real estate loans	113,677	2,968	13,439	—	130,084
Consumer and other loans:
Covered	—	—	—	—	—
Noncovered	—	—	—	—	—
Total consumer and other	—	—	—	—	—
Total loans receivable, acquired covered	27,574	382	2,446	—	30,402
Total loans receivable, acquired noncovered	92,061	2,586	11,229	—	105,876
Total loans receivable, acquired	$119,635	2,968	13,675	—	136,278

30

	March 31, 2018
	Ungraded loans, acquired
		Accruing 30 –	Accruing
		89 days past	greater than
	Current	due	90 days	Nonaccrual	Total loans
Commercial, financial, and agricultural loans
Covered	$—	—	—	—	—
Noncovered	—	—	—	—	—
Total commercial, financial and agricultural loans	—	—	—	—	—
Real estate loans:
Construction and development:
Covered	41	—	—	—	41
Noncovered	315	—	—	—	315
Residential:
Covered	12,895	173	—	—	13,068
Noncovered	14,510	154	—	—	14,664
Commercial:
Covered	—	—	—	—	—
Noncovered	—	—	—	—	—
Total real estate loans	27,761	327	—	—	28,088
Consumer and other loans:
Covered	—	—	—	—	—
Noncovered	555	—	—	—	555
Total consumer and other	555	—	—	—	555
Total loans receivable, acquired	$28,316	327	—	—	28,643
Total loans receivable, acquired					164,921

31

The following tables present loan balances by class and segment as well as risk rating category as of December 31, 2017 for all acquired loans:

	December 31, 2017
	Graded loans, acquired
		Special		Doubtful/
	Pass	Mention	Substandard	loss	Total
Commercial, financial, and agricultural loans
Covered	$476	—	8	—	484
Noncovered	6,854	73	290	—	7,217
Total commercial, financial and agricultural loans	7,330	73	298	—	7,701
Real estate loans:
Construction and development:
Covered	726	40	157	—	923
Noncovered	3,342	546	2,530	—	6,418
Residential:
Covered	3,097	358	2,564	—	6,019
Noncovered	7,508	451	1,991	—	9,950
Commercial:
Covered	23,731	57	770	—	24,558
Noncovered	81,247	2,142	7,042	—	90,431
Total real estate loans	119,651	3,594	15,054	—	138,299
Consumer and other loans:
Covered	—	—	—	—	—
Noncovered	—	—	—	—	—
Total consumer and other	—	—	—	—	—
Total loans receivable, acquired covered	28,030	455	3,499	—	31,984
Total loans receivable, acquired noncovered	98,951	3,212	11,853	—	114,016
Total loans receivable, acquired	$126,981	3,667	15,352	—	146,000

32

	December 31, 2017
	Ungraded loans, acquired
		Accruing 30 –	Accruing
		89 days past	greater than
	Current	due	90 days	Nonaccrual	Total loans
Commercial, financial, and agricultural loans
Covered	$—	—	—	—	—
Noncovered	—	—	—	—	—
Total commercial, financial and agricultural loans	—	—	—	—	—
Real estate loans:
Construction and development:
Covered	43	—	—	—	43
Noncovered	339	—	—	—	339
Residential:
Covered	13,518	381	—	—	13,899
Noncovered	14,832	416	—	—	15,248
Commercial:
Covered	—	—	—	—	—
Noncovered	—	—	—	—	—
Total real estate loans	28,732	797	—	—	29,529
Consumer and other loans:
Covered	—	—	—	—	—
Noncovered	535	—	—	—	535
Total consumer and other	535	—	—	—	535
Total loans receivable, acquired	$29,267	797	—	—	30,064
Total loans receivable, acquired					176,064

33

(b)	Allowance for Loan Losses, Acquired

The following tables detail the changes in the allowance for loan losses by loan type for acquired loans for the three months ended March 31, 2018 and 2017.

	Three months ended March 31, 2018
					Provision for
				Provision for	loan losses
				loan losses	through
				charged	FDIC loss
				through	share
	January 1	Charge-offs	Recoveries	operations	receivable	March 31
Commercial, financial, and agricultural loans	$93	—	—	(9)	(25)	59
Real estate loans	1,972	(28)	—	(20)	(34)	1,890
Consumer and other loans	8	—	—	(6)	—	2
Total allowance for loan losses, acquired	$2,073	(28)	—	(35)	(59)	1,951

	Three months ended March 31, 2017
					Provision for
				Provision for	loan losses
				loan losses	through
				charged	FDIC loss
				through	share
	January 1	Charge-offs	Recoveries	operations	receivable	March 31
Commercial, financial, and agricultural loans	$169	(8)	—	1	—	162
Real estate loans	2,360	(120)	—	(115)	(15)	2,110
Consumer and other loans	13	(4)	—	(1)	—	8
Total allowance for loan losses, acquired	$2,542	(132)	—	(115)	(15)	2,280

34

The following tables present an analysis of the allowance for loan losses and recorded investment in acquired loans by portfolio segment and impairment methodology as of March 31, 2018 and December 31, 2017.

	March 31, 2018
	Individually evaluated		Collectively evaluated		PCI loans		Total
	Allowance	Recorded	Allowance	Recorded	Allowance	Recorded	Allowance	Recorded
	for loan	investment	for loan	investment in	for loan	investment in	for loan	investment in
	losses	in loans	losses	loans	losses	loans	losses	loans
Commercial, financial, and agricultural loans	$—	—	62	5,449	(3)	745	59	6,194
Real estate loans	—	3,758	163	80,058	1,727	74,356	1,890	158,172
Consumer and other loans	—	—	2	496	—	59	2	555
Total	$—	3,758	227	86,003	1,724	75,160	1,951	164,921

	December 31, 2017
	Individually evaluated		Collectively evaluated		PCI loans		Total
	Allowance	Recorded	Allowance	Recorded	Allowance	Recorded	Allowance	Recorded
	for loan	investment	for loan	investment in	for loan	investment in	for loan	investment in
	losses	in loans	losses	loans	losses	loans	losses	loans
Commercial, financial, and agricultural loans	$—	—	73	6,864	20	837	93	7,701
Real estate loans	—	2,773	254	86,386	1,718	78,669	1,972	167,828
Consumer and other loans	—	—	8	470	—	65	8	535
Total	$—	2,773	335	93,720	1,738	79,571	2,073	176,064

(c)	FDIC Indemnification Assets

The FDIC indemnification assets were initially recorded at fair value, based on the discounted value of expected future cash flows under the loss-sharing agreements. The difference between the present value at the acquisition dates and the undiscounted cash flows the Company expects to collect from the FDIC is accreted into noninterest income over the life of each FDIC indemnification asset when the present value of undiscounted cash flows exceeds the FDIC indemnification assets recorded on the Company’s books, or amortized into noninterest expenses over the life of each FDIC asset when the present value of undiscounted cash flows is less than the FDIC indemnification assets recorded on the Company’s books. The FDIC receivables are reported with the indemnification assets. The FDIC receivables represent loss claims submitted but not yet received, as well as estimated loss claims not yet submitted.

The FDIC indemnification assets are presented separately from any clawback liability due to the FDIC at the termination of the loss-sharing agreements. Pursuant to the provisions of the loss-sharing agreements, the Company may be required to make a true-up payment to the FDIC at the termination of the loss-sharing agreements should actual losses be less than certain thresholds established in the agreements.

35

The following table presents the activity in the FDIC indemnification assets and receivables during the three months ended March 31, 2018 and 2017.

	Three months ended
	March 31,
	2018	2017
Beginning balance	$3,680	13,411
Amortization	(379)	(1,433)
Payments from the FDIC on covered loans	(135)	(2,655)
Other cash and noncash transactions	(780)	(1,983)
Total FDIC indemnification assets and receivables	$2,386	7,340

FDIC reimbursement of covered losses included expenses incurred for the resolution of covered assets netted with recoveries received on covered assets that were not included in the expected cash flows of the indemnification assets. The loss claims filed are subject to review and approval, including audits, by the FDIC or its assigned agents for compliance with the terms in the loss-sharing agreements. As of March 31, 2018, the estimated amount to be collected from FDIC is $1.3 million with the remaining $1.5 million to be amortized over the life of the indemnification asset.

(d)	Clawback Liabilities

Under FDIC loss-sharing agreements, the Company is required to return a portion of cash received from the FDIC in the event that losses do not reach a specified threshold, based on the initial discount less cumulative servicing costs for the covered assets acquired. Such liabilities are referred to as clawback liabilities and are considered to be contingent consideration, as they require the return of a portion of the initial consideration in the event that certain contingencies are met. The Bank calculates the projected clawback liability to the FDIC quarterly and records a liability for the present value of the projected amount due to the FDIC at the termination of the loss-share agreements. Changes in the FDIC clawback liability are recorded to noninterest expense.

As of March 31, 2018 and December 31, 2017, the Company has recorded $8.3 million and $8.2 million, respectively, in clawback liabilities related to the acquisitions of McIntosh, FSB and DCB.

The following table presents the activity in the clawback liabilities during the three months ended March 31, 2018 and 2017.

	Three months ended
	March 31,
	2018	2017
Balance, beginning of year	$8,199	7,901
Clawback liability adjustments	—	280
Accretion	119	139
Balance, end of year	$8,318	8,320

36

(5)	Other Real Estate Owned

Gains on sales and write-downs and expenses related to other real estate owned, both covered and noncovered, are included in noninterest expense in the consolidated statements of income as follows:

	Three months ended
	March 31,
	2018	2017
Losses (gains) on sales and write-downs of other real estate owned, net of covered losses	$228	76
Other operating expenses on covered other real estate owned	58	8
Other operating expenses on noncovered other real estate owned	81	8
Total other real estate owned expenses	$367	92

(a)	Other Real Estate Owned-Noncovered

A summary of other real estate owned, noncovered, is presented as follows:

	March 31,
	2018	2017
Balance, beginning of year	$1,223	2,861
Net transfers from originated loans	501	976
Other real estate-noncovered during the period due to the expiration of loss share agreement	—	1,135
Disposals	(653)	(365)
Write-downs	—	(112)
Balance, end of year	$1,071	4,495

At March 31, 2018 and December 31, 2017, other real estate owned-noncovered, consisted of the following types of properties:

	March 31,	December 31,
	2018	2017
Construction and development	$463	877
Residential	366	346
Commercial	242	—
Total other real estate owned-noncovered	$1,071	1,223

37

(b)	Other Real Estate Owned-Covered

Covered other real estate owned activity for the three months ended March 31, 2018, is summarized as follows:

	Bartow	McIntosh	FSB	DCB	Total
Balance at beginning of year	$15	86	36	297	434
Disposals	(15)	(86)	(32)	(137)	(270)
Balance at March 31, 2018	$0	0	4	160	164

Covered other real estate owned activity for the three months ended March 31, 2017, is summarized as follows:

	Bartow	McIntosh	FSB	DCB	Total
Balance at beginning of year	$—	266	1,348	2,484	4,098
Other real estate, transferred due to expiration of loss share agreement	—	—	(1,135)	—	(1,135)
Net transfers from covered loans	—	41	51	137	229
Disposals	—	(99)	(263)	(385)	(747)
Write-downs	—	(28)	(1)	(407)	(436)
Balance at March 31, 2017	$—	180	—	1,829	2,009

At March 31, 2018, covered other real estate consisted of the following types of properties:

	Bartow	McIntosh	FSB	DCB	Total
Construction and development	$—	—	4	160	164
Total other real estate covered	$—	—	4	160	164

At December 31, 2017, covered other real estate consisted of the following types of properties:

	Bartow	McIntosh	FSB	DCB	Total
Construction and development	$—	—	4	297	301
Residential	15	86	32	—	133
Total other real estate covered	$15	86	36	297	434

38

(6)	Long-term Obligations

Long-term obligations amounted to $15.8 million and $15.9 million at March 31, 2018 and December 31, 2017, respectiveley.

At March 31, 2018 and December 31, 2017, long-term obligations included $12.7 million and $12.8 million, respectively, in FHLB borrowings and $3.1 million in junior subordinated debentures representing obligations to Cherokee Statutory Trust I. The trust preferred securities mature in 2035, and may be redeemed at par in whole or in part at any time.

Trust Preferred Securities consist of the following:

	March 31,	December 31,
	2018	2017
Junior subordinated debenture at 3-month LIBOR + 1.50% (3.62% at March 31, 2018) maturing November 10, 2035	$3,093	$3,093

FHLB advances consist of the following:

		Maturity	March 31,	December 31,
	Rate	date	2018	2017
Convertible	4.68%	May 2019	$1,500	$1,500
Convertible	3.60%	May 2018	2,000	2,000
Fixed rate hybrid	2.73%	Nov 2018	5,000	5,000
Fixed rate advance	4.55%	Dec 2030	1,300	1,300
Fixed rate advance	4.55%	Dec 2030	900	900
Fixed rate amortizing advance	3.10%	Sep 2031	1,957	1,994
	3.47%		12,657	12,694
Unamortized portion of fair value adjustments			93	125
Total			$12,750	$12,819

At March 31, 2018 and December 31, 2017, the unamortized fair value adjustments of $93 thousand and $125 thousand, respectively, remain from the acquisitions of McIntosh, Cherokee and Highland are included in FHLB advances.

At March 31, 2018, the outstanding advances from the FHLB are secured by $247.0 million of certain qualifying loans. There were no securities securing outstanding advances. Additionally, the FHLB requires the Company to maintain an investment in FHLB stock as a condition of the FHLB advances, the amount of which is determined by the Bank’s asset size and the amount of outstanding advances. The Company’s investment in FHLB stock totaled $2.2 million and $2.2 million at March 31, 2018 and December 31, 2017, respectively.

At March 31, 2018, the Company had unsecured lines of credit available totaling $45 million with its correspondent banks, which represent credit for overnight borrowings. There were no outstanding balances at March 31, 2018 and December 31, 2017.

39

(7)	Net Income per Common Share

The factors used in the earning per share computation are as follows:

	Three months ended
	March 31,
	2018	2017
Basic:
Net income available to common stockholders	$4,404	4,657
Weighted average common shares outstanding	40,411,493	40,252,432
Basic earnings per common share	$0.11	0.12
Diluted:
Net income available to common stockholders	$4,404	4,657
Weighted average common shares outstanding for basic earnings per share	40,411,493	40,252,432
Add dilutive effects of assumed exercise of stock options	698,156	542,349
Add dilutive effects of unvested restricted stock grants	163,460	11,472
Add dilutive effects of warrants	1,204,685	948,825
Average shares and dilutive potential common shares	42,477,794	41,755,078
Diluted earnings per share	$0.10	0.11

(8)	Commitments

(a)	Loan Commitments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments could include commitments to extend credit, and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

40

In most cases, the Bank requires collateral or other security to support financial instruments with credit risk.

	Approximate
	contract amount at
	March 31,	December 31,
	2018	2017
Financial instruments whose contract amount represents risk:
Commitments to extend credit	$255,415	257,309
Standby letters of credit	3,580	3,839

Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit, or personal property.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to local businesses. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. At March 31, 2018 and December 31, 2017, $2 million and $2 million of the standby letters of credit outstanding were collateralized, respectively.

(b)	Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s consolidated financial statements.

(9)	Fair Value of Assets and Liabilities

(a)	Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with Fair Value Measurement guidance (FASB ASC Topic 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

41

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (as opposed to a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

(b)	Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets generally measured at fair value in three levels, based on the markets in which the assets are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 – Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices for identical assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using certain pricing models, discounted cash flow methodologies, or similar techniques when they involve unobservable inputs, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. There were no transfers of assets or liabilities between Levels 1, 2, or 3 during the three months ended March 31, 2018 or the year ended December 31, 2017.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no quoted market prices exist for a significant portion of the Company’s financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes, other real estate and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on the fair value estimates and have not been considered in the estimates.

42

Recurring Fair Value Changes

Securities available for sale are within either Level 1 or Level 2 of the valuation hierarchy. Level 1 includes securities that have quoted prices in active markets for identical assets. Level 2 includes securities that are matrix priced based on trades of similar securities. The Company’s securities include GSE obligations, U.S. government, federal agency, and state and municipal bonds, mortgage-backed securities, and corporate bonds.

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair value measurements using
	Quoted
	prices
	in active	Significant
	markets for	other	Significant
	identical	observable	unobservable	Total
	assets	inputs	inputs	carrying
	(Level 1)	(Level 2)	(Level 3)	value
March 31, 2018:
Assets:
Securities available for sale U.S. government and federal agencies	$60	—	—	60
Mortgage-backed government sponsored (GSE) residential	—	128,925	—	128,925
State and municipal securities	—	36,081	—	36,081
Corporate securities	—	5,139	—	5,139
Total	$60	170,145	—	170,205

December 31, 2017:
Assets:
Securities available for sale U.S. government and federal agencies	$75	4,997	—	5,072
Mortgage-backed government sponsored (GSE) residential	—	124,305	—	124,305
State and municipal securities	—	40,511	—	40,511
Corporate securities	—	9,148	—	9,148
Total	$75	178,961	—	179,036

Nonrecurring Fair Value Changes

From time to time, certain assets and liabilities may be recorded at fair value on a nonrecurring basis. These nonrecurring fair value adjustments typically are a result of the application of lower of cost or fair value accounting or a write-down occurring during the period.

43

Impaired Loans: In accordance with the provisions of ASC Topic 310, the Company records loans considered impaired at their fair value. A loan is considered impaired if it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Fair value is measured based on the value of the collateral for collateral-dependent loans. For other impaired loans, fair value is measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the loan’s market price if available. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance may be established as a component of the allowance for loan losses or the expense is recognized as a charge-off. Impaired loans are classified within Level 3 of the hierarchy due to the unobservable inputs used in determining their fair value such as collateral values and the borrower’s underlying financial condition.

Other Real Estate Owned: Other real estate owned represents real estate foreclosed upon by the Company through loan defaults by customers, or obtained through bank acquisitions. Upon foreclosure, the property is recorded at fair value, based on appraised value, less selling costs estimated as of the date acquired with any loss recognized as a charge-off through the allowance for loan losses. Additional losses for subsequent valuation adjustments are determined on a specific property basis and are included as a component of noninterest expense along with holding costs. Any gains or losses realized at the time of disposal are reflected in noninterest expense, as applicable. Other real estate owned is included in Level 3 of the valuation hierarchy due to the lack of observable market inputs in determining fair value. Appraisal values are property-specific and sensitive to the changes in the overall economic environment.

For assets and liabilities measured at fair value on a nonrecurring basis as of March 31, 2018 and December 31, 2017, the following tables provide the level of valuation assumptions used to determine each adjustment, the related carrying value, and the fair value adjustments recorded during the respective periods.

		March 31, 2018
		Quoted
		prices in			Fair value
		active	Significant		adjustments
		markets for	other	Significant	for the three
		identical	observable	unobservable	months ended
		assets	inputs	inputs	March 31,
Description	Total	(Level 1)	(Level 2)	(Level 3)	2018
Assets:
Impaired loans	17,184	—	—	17,184	28
Other real estate owned-covered	164	—	—	164	—
Other real estate-noncovered	1,071	—	—	1,071	—

		December 31, 2017
		Quoted
		prices in			Fair value
		active	Significant		adjustments
		markets for	other	Significant	for the year
		identical	observable	unobservable	ended
		assets	inputs	inputs	December 31,
Description	Total	(Level 1)	(Level 2)	(Level 3)	2017
Assets:
Impaired loans	6,153	—	—	6,153	312
Other real estate owned-covered	434	—	—	434	—
Other real estate-noncovered	1,223	—	—	1,223	—

44

Quantitative Information about Level 3 Fair Value Measurements

The tables below provide an overview of the valuation techniques and significant unobservable inputs used in those techniques to measure assets and liabilities that are classified within Level 3 of the valuation hierarchy. The table is presented in two parts: (1) the assets and liabilities resulting from the Covered Acquisitions, including assets and liabilities attributable to loss-share agreements with the FDIC and (2) originated assets. With respect to the Covered Acquisitions, the range of discounts to fair value represent discounts applied to contractual amounts due as of the date of acquisition. Such discounts are updated quarterly.

The following tables present information related to Level 3 nonrecurring fair value measurements for Covered Acquisitions at March 31, 2018 and December 31, 2017:

March 31, 2018:		General
range of
	Fair value	discounts to	Valuation	Unobservable
	balance	fair value	techniques	inputs
(weighted avg.)
Assets:
Impaired loans, acquired	$3,758	0% - 100% (6%)	Discounted cash flows	Probability of default
			Third party appraisals	Credit losses Prepayment rates Expected cash flows

Other real estate owned, covered	164	(6%)	Discounted cash flows	Discount rates
			Third party appraisals	Property type

December 31, 2017:		General
range of
	Fair value	discounts to	Valuation	Unobservable
	balance	fair value	techniques	inputs
(weighted avg.)
Assets:
Impaired loans, acquired	$2,773	0%-100% (6%)	Discounted cash flows	Probability of default
			Third party appraisals	Credit losses Prepayment rates Expected cash flows

Other real estate owned, covered	434	(6%)	Discounted cash flows	Discount rates
			Third party appraisals	Property type

45

The following tables present information related to Level 3 nonrecurring fair value measurements for originated assets at December 31, 2017 and 2016:

March 31, 2018:		General
		range of
	Fair value	discounts to	Valuation	Unobservable
	balance	fair value	techniques	inputs
		(weighted avg.)
Assets:
Impaired loans, originated	$13,426	0% - 25% (1%)	Discounted cash flows	Discount rates
			Third party appraisals less selling costs	Management discount for property type, market volatility, credit losses, loan term

Other real estate owned, noncovered	1,071	(6%)	Third party appraisals, less selling costs	Comparable properties within the market

December 31, 2017:		General
		range of
	Fair value	discounts to	Valuation	Unobservable
	balance	fair value	techniques	inputs
		(weighted avg.)
Assets:
Impaired loans, originated	$3,380	0% - 25% (2%)	Discounted cash flows	Discount rates
			Third party appraisals less selling costs	Management discount for property type, market volatility, credit losses, loan term

Other real estate owned, noncovered	1,223	(6%)	Third party appraisals, less selling costs	Comparable properties within the market

Fair Value Disclosures

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents, Time Deposits in Other Banks, Accrued Interest Receivable and Accrued Interest Payable, Securities Sold under Agreement to Repurchase: For these assets the carrying amount is a reasonable estimate of fair value due to the short-term nature of these instruments.

46

Loans: The fair value for loans held for investment is estimated using an exit price methodology.  An exit price methodology considers expected cash flows that take into account contractual loan terms, as applicable, prepayment expectations, probability of default, loss severity in the event of default, recovery lag and, in the case of variable rate loans, expectations for future interest rate movements. These cash flows are present valued at a risk adjusted discount rate, which considers the cost of funding, liquidity, servicing costs, and other factors. Because observable quoted prices seldom exist for identical or similar assets carried in loans held for investment, Level 3 inputs are primarily used to determine fair value exit pricing. The fair value of impaired loans is estimated based on discounted contractual cash flows or underlying collateral values, where applicable. A loan is determined to be impaired if the Company believes it is probable that all principal and interest amounts due according to the terms of the note will not be collected as scheduled. The fair value of impaired loans is determined in accordance with ASC 310-10, Accounting by Creditors for Impairment of a Loan, and generally results in a specific reserve established through a charge to the provision for loan losses. Losses on impaired loans are charged to the allowance when management believes the uncollectability of a loan is confirmed. Management has determined that the majority of impaired loans are Level 3 assets due to the extensive use of market appraisals.

Federal Home Loan Bank Stock: It is not practical to determine the fair value of FHLB stock due to the restrictions placed on its transferability.

Deposits: The fair value of demand deposits, savings accounts, NOW accounts, and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity time deposits is estimated by discounting the future cash flows using current rates at which comparable time deposits would be issued.

Federal Home Loan Bank Advances: The fair value is estimated using the discounted value of contractual cash flows based on current incremental borrowing rates for similar borrowing arrangements with the FHLB and/or termination values provided by the FHLB.

Commitments to Extend Credit and Standby Letters of Credit: Because commitments to extend credit and standby letters of credit are made using variable rates, have short maturities, and represent commitments which have not yet been drawn, their carrying value and fair value are immaterial.

47

The carrying values and estimated fair values of the Company’s financial instruments as of March 31, 2018 and December 31, 2017 were as follows. The methods used to estimate the fair value of financial instruments at December 31, 2017 approximated an entry price. In accordance with the adoption of ASU 2016-01, the methods utilized to estimate the fair value of financial instruments at March 31, 2018 represent an approximation of exit price; however, an actual price derived in an active market may differ.

		Fair value measurements
		at March 31, 2018 using
		Quoted
		prices in
		active	Significant
		markets for	other	Significant
		identical	observable	unobservable
	Carrying	assets	inputs	inputs	Fair value
	value	(Level 1)	(Level 2)	(Level 3)	balance
Assets:
Cash and cash equivalents	$140,892	140,892	—	—	140,892
Time deposits in other banks	11,563	11,563	—	—	11,563
Securities available for sale	170,205	60	170,145	—	170,205
Securities held to maturity	102,918	—	102,203	—	102,203
FHLB stock	2,186	—	—	—	N/A
Loans receivable, net of allowance for loan losses	1,285,891	—	—	1,282,325	1,282,325
Accrued interest receivable	5,144	—	5,144	—	5,144
Liabilities:
Deposits	1,560,080	—	1,563,422	—	1,563,422
FHLB advances	12,750	—	12,986	—	12,986
Accrued interest payable	320	—	320	—	320
Trust preferred securities	3,093	—	—	3,093	3,093

		Fair value measurements
		at December 31, 2017 using
		Quoted
		prices in
		active	Significant
		markets for	other	Significant
		identical	observable	unobservable
	Carrying	assets	inputs	inputs	Fair value
	value	(Level 1)	(Level 2)	(Level 3)	balance
Assets:
Cash and cash equivalents	$122,781	122,781	—	—	122,781
Time deposits in other banks	11,565	11,565	—	—	11,565
Securities available for sale	179,036	75	178,961	—	179,036
Securities held to maturity	106,814	—	107,774	—	107,774
FHLB stock	2,245	—	—	—	N/A
Loans receivable, net of allowance for loan losses	1,284,697	—	—	1,288,299	1,288,299
Accrued interest receivable	5,473	—	5,473	—	5,473
Liabilities:
Deposits	1,549,675	—	1,552,644	—	1,552,644
FHLB advances	12,819	—	13,185	—	13,185
Accrued interest payable	291	—	291	—	291
Trust preferred securities	3,093	—	—	3,093	3,093

48

(10)	Subsequent Event

On June 29, 2018, the Company was acquired by Ameris Bancorp (Nasdaq: ABCB) (Ameris) pursuant to an Agreement and Plan of Merger (the merger agreement) entered into by the Company and Ameris on January 25, 2018. On June 29, 2018 and pursuant to the merger agreement, the Company was merged with and into Ameris. Accordingly, the separate corporate existence of the Company ceased, with Ameris continuing as the surviving entity. Also on June 29, 2018, the Bank merged with and into Ameris Bank, a wholly owned subsidiary of Ameris, with Ameris Bank continuing as the surviving bank.

Under the terms of the merger agreement, the Company’s shareholders received 0.16 shares of Ameris common stock and $0.93 in cash for each share of Hamilton State Bancshares, Inc. voting common stock or nonvoting common stock they previously held.

49